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Exhibit 23.1

INDEPENDENT AUDITORS' CONSENT

    We consent to the incorporation by reference in this Amendment No. 1 to Registration Statement No. 333-59400 of FEI Company on Form S-3 of our report on the financial statements (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements) dated February 9, 2001 and our report on the financial statement schedule dated March 21, 2001, included in the Annual Report on Form 10-K of FEI Company for the year ended December 31, 2000, and to the use of our report dated February 9, 2001 (which report includes an explanatory paragraph referring to the implementation of Staff Accounting Bulletin No. 101, Revenue Recognition in Financial Statements), appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the headings "Selected Financial Data" and "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP

Portland, Oregon
April 27, 2001

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INDEPENDENT AUDITORS' CONSENT